    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 21, 1998

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported):  August 5, 1998


                              GENESIS DIRECT, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



                   0-24173                                      22-3449666
          (Commission File Number)                  (I.R.S. Employer Identification No.)

        100 PLAZA DRIVE, SECAUCUS, NJ                              07094
  (Address of Principal Executive Offices)                       (Zip Code)


                                 (201) 867-2800
              (Registrant's Telephone Number, Including Area Code)



                                With a copy to:
                            Ira A. Greenstein, Esq.
                            Morrison & Foerster LLP
                          1290 Avenue of the Americas
                               New York, NY 10104
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

ITEM 5.  OTHER EVENTS.

   On August 5, 1998, Genesis Direct Forty-Three, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Registrant ("Buyer"), Carol Wright Gifts, Inc., a Delaware corporation ("Carol Wright"), and Cox Target Media, Inc., a Delaware corporation, entered into an Asset Purchase Agreement (the "Acquisition Agreement"), providing for the acquisition by Buyer of substantially all of the assets of Carol Wright and the assumption by Buyer of certain of the liabilities of Carol Wright. Under the terms of the Acquisition Agreement, Buyer has agreed to pay to Carol Wright an aggregate purchase price consisting of 2,700,000 shares of the Registrant's Common Stock, which is subject to adjustment depending on the closing price of the Registrant's Common Stock on the trading day immediately preceding the closing date of the acquisition, and $100,000 in cash. The acquisition will be accounted for under the purchase method of accounting, and is subject to certain conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits
     --------

1.1  Press Release issued by the Registrant dated August 5, 1998.

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

                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GENESIS DIRECT, INC.



Date:  August 20, 1998              By:  /s/ WARREN STRUHL
                                         -----------------------------------
                                         Warren Struhl
                                         Chairman of the Board of Directors,
                                         President and Chief Executive Officer

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